EXHIBIT 10.1
AMENDMENT NO. 2
TO
AMENDED AND RESTATED CREDIT AGREEMENT
This amendment dated as of December 23, 2009 (“Amendment”) to the Agreement, as defined below, is entered into by and among Astronics Corporation (“Borrower”), each of the lenders under the Agreement, i.e., HSBC Bank USA, National Association, Bank of America, N.A. and KeyBank National Association (collectively, the “Lenders”), and HSBC Bank USA, National Association as agent for the Lenders under the Agreement (“Agent”), and as the Swingline Lender and Issuing Bank. Terms used herein and not otherwise defined are used with their defined meanings from the Agreement.
Recitals
A. Borrower, the Agent and the Lenders are the present parties to an Amended and Restated Credit Agreement dated as of January 30, 2009, as amended by Amendment No. 1 thereto dated as of June 30, 2009 (collectively, the “Agreement”). Borrower has requested that the Lenders and the Agent amend the Agreement to revise certain of the financial covenants therein, change the amortization of the Term Loans, reduce the Maximum Limit of the Revolving Credit and change the application of certain optional prepayments made on the Term Loans.
B. The Lenders and the Agent are agreeable to the foregoing to the extent set forth in this Amendment.
C. The Borrower and each of the Guarantors will benefit from the changes to the Agreement set forth herein.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, and of the loans or other extensions of credit heretofore, now or hereafter made by the Lenders to, or for the benefit of, the Borrower and it Subsidiaries, the parties hereto agree as follows:
1. Conditions Precedent to this Amendment. This Amendment shall be effective on the date the following terms and conditions are satisfied, provided such date occurs not later than December 23, 2009 (the “Effective Date”):
1.1 Amendment Documentation. Borrower, the Agent and the Lenders shall have duly executed and delivered to the Agent six (6) originals of this Amendment, and Borrower shall have executed and delivered to each Lender a replacement Term Note in the amount of such Lender’s Term Loan Commitment and in the form attached hereto as Exhibit C with all blanks appropriately completed.

1.2 No Default. As of the Effective Date, no Default or Event of Default shall have occurred and be continuing.
1.3 Amendment Fee. Borrower shall have paid to the Agent for the account of the Lenders an amendment fee in an amount equal to 50 basis points times the aggregate amount of the Revolving Credit Commitment, as reduced herein, plus the Term Loan Commitment of the Lenders, after giving effect to the Excess Cash Prepayment required by Section 2.8 of this Amendment.
1.4 Agent Expenses. Borrower shall have paid all of the fees and expenses of counsel to the Agent incurred in connection with the closing of the Agreement and the amendments thereto, including this Amendment.
1.5 Excess Cash Prepayment. Borrower shall have paid to the Agent, for the account of the Lenders, the $8,000,000 Excess Cash Prepayment required by Section 2.8 of this Amendment.
1.6 Representations and Warranties. The representations and warranties contained in the Agreement shall be true, correct and complete as of the Effective Date as though made on such date.
2. Amendments. As of the Effective Date, the Agreement is hereby amended in the following respects:
2.1 The following new definition is added to Article I entitled “Definitions” in the appropriate alphabetic sequence:
“Amendment No. 2” — Amendment No. 2 to Amended and Restated Credit Agreement dated as of December 23, 2009.

2.2 The existing definition of “Applicable Commitment Fee Rate” in Article I entitled “Definitions” is deleted and replaced with the following:
“Applicable Commitment Fee Rate” — The definition of Applicable Commitment Fee Rate set forth in the Agreement prior to the effective date of Amendment No. 2 shall be used to determine any Commitment Fees payable for the period from October 1, 2009 through December 22, 2009. Commencing on December 23, 2009 and continuing with each fiscal quarter of Borrower ending thereafter, the Agent shall determine the Applicable Commitment Fee Rate in accordance with the following matrix, based on the Leverage Ratio:

	Leverage
Level	Ratio	Commitment Fee

1	< 1.50 to 1.0	0.300%

2	≥ 1.50 to 1.0 but < 2.00 to 1.0	0.375%

3	≥ 2.00 to 1.0 but < 2.50 to 1.0	0.500%

4	≥ 2.50 to 1.0 but < 3.00 to 1.0	0.500%

5	≥ 3.00 to 1.0	0.500%
Changes in the Applicable Commitment Fee Rate shall become effective three (3) Business Days immediately following the date of delivery by Borrower to the Agent of a financial statement and a Compliance Certificate required to be delivered pursuant to Sections 5.2(a) and (b) of this Agreement, and shall be based upon the Leverage Ratio in effect at the end of the financial period covered by such financial statement and Compliance Certificate. Notwithstanding the foregoing provisions, during any period when the Borrower has failed to deliver such a financial statement and Compliance Certificate when due, the Applicable Commitment Fee Rate shall be applied at Level 5 above as of the first Business Day after the date on which such financial statement and Compliance Certificate were required to be delivered, regardless of the Leverage Ratio at such time, until the date the required financial statement and Compliance Certificate have been delivered. Any changes in the Applicable Commitment Fee Rate shall be determined by the Agent in accordance with the provisions set forth in this definition and the Agent will promptly provide notice of such determinations to the Borrower and the Lenders. Any such determination by the Agent shall be conclusive absent manifest error.

2.3 The existing definition of “Applicable Margin” in Article I entitled “Definitions” is deleted and replaced with the following:
“Applicable Margin” — The definition of Applicable Margin set forth in the Agreement prior to the effective date of Amendment No. 2 shall be used to determine the Applicable Margin for the period from October 1, 2009 through December 22, 2009. Commencing on December 23, 2009 and continuing with each fiscal quarter of Borrower ending thereafter, the Agent shall determine the Applicable Margin in accordance with the following matrix, based on the Leverage Ratio:

	Leverage
Level	Ratio	Libor Rate Option	ABR Option

1	< 1.50 to 1.0	2.75%	1.75%

2	≥ 1.50 to 1.0 but < 2.00 to 1.0	3.25%	2.25%

3	≥ 2.00 to 1.0 but < 2.50 to 1.0	3.50%	2.50%

4	≥ 2.50 to 1.0 but < 3.0 to 1.0	4.00%	3.00%

5	≥ 3.00 to 1.0	4.50%	3.50%
Changes in the Applicable Margin shall become effective three (3) Business Days immediately following the date of delivery by Borrower to the Agent of a financial statement and a Compliance Certificate required to be delivered pursuant to Sections 5.2(a) and (b) of this Agreement, and shall be based upon the Leverage Ratio in effect at the end of the financial period covered by such financial statement and Compliance Certificate. Notwithstanding the foregoing provisions, during any period when the Borrower has failed to deliver such financial statement and Compliance Certificate when due, the Applicable Margin shall be applied at Level 5 above as of the first Business Day after the date on which such financial statement and Compliance Certificate were required to be delivered, regardless of the Leverage Ratio at such time, until the date the required financial statement and Compliance Certificate have been delivered. Any changes in the Applicable Margin shall be determined by the Agent in accordance with the provisions set forth in this definition and the Agent will promptly provide notice of such determinations to the Borrower and the Lenders. Any such determination by the Agent shall be conclusive absent manifest error.

2.4 The existing definition of “Maximum Limit” in Article I entitled “Definitions” is hereby deleted and replaced with the following:
“Maximum Limit” — The maximum aggregate amount which the Borrower can borrow from time to time under the Revolving Credit which on the date that Amendment No. 2 becomes effective is $35,000,000.
2.5 The existing Section 6.13 entitled “Minimum Fixed Charge Coverage Ratio” is deleted in its entirety and replaced with the following:
“6.13 Minimum Fixed Charge Coverage Ratio. The Borrower will not permit, as of the end of each fiscal quarter of Borrower set forth in the table below, the Fixed Charge Coverage Ratio to be less than the ratio set forth opposite such fiscal quarter end in such table:

Fiscal Quarter End	Ratio
December 31, 2009	1.25 to 1.0
March 31, 2010	1.25 to 1.0
June 30, 2010	1.10 to 1.0
September 30, 2010	1.10 to 1.0
December 31, 2010	1.05 to 1.0
March 31, 2011	1.05 to 1.0
June 30, 2011	1.10 to 1.0
September 30, 2011	1.15 to 1.0
December 31, 2011	1.15 to 1.0
March 31, 2012 and each fiscal quarter end thereafter	1.25 to 1.0	.”
2.6 The existing Section 6.15 entitled “Maximum Leverage Ratio” is deleted in its entirety and replaced with the following:
“6.15 Maximum Leverage Ratio. The Borrower will not permit, as of the end of each fiscal quarter of Borrower set forth in the table below, the Leverage Ratio to exceed the ratio set forth opposite such fiscal quarter end in such table:

Fiscal Quarter End	Ratio
December 31, 2009	2.75 to 1.0
March 31, 2010	3.00 to 1.0
June 30, 2010	3.25 to 1.0
September 30, 2010	3.25 to 1.0
December 31, 2010	3.25 to 1.0
March 31, 2011	3.25 to 1.0
June 30, 2011	3.00 to 1.0
September 30, 2011 and each fiscal quarter end thereafter	2.75 to 1.0	.”

2.7 The existing subsection (c) under Section 2.2 entitled “The Notes” is deleted in its entirety and replaced with the following:
“(c) the Term Loans shall be evidenced by the Term Notes, executed by an Authorized Officer with all blanks appropriately completed, payable as provided therein to the Lenders. The Term Loans shall be payable in seventeen (17) consecutive quarterly principal installments as follows: One (1) principal installment in the aggregate amount of $2,000,000 on January 1, 2010 followed by eleven (11) principal installments which aggregate $1,000,000 each commencing on April 1, 2010 and on each subsequent July 1, October 1, January 1 and April 1 during 2010, 2011 and 2012 followed by four (4) principal installments which aggregate $2,000,000 each on each January 1, April 1, July 1 and October 1 through October 1, 2013 with one (1) final installment on January 30, 2014 equal to the then unpaid principal balance of the Term Loans. Each Term Note may be inscribed by the holder thereof on the schedule attached thereto, and any continuation thereof, with the applicable Interest Periods, all payments of principal, and the aggregate outstanding principal balance thereof.”
2.8 A new subsection (c) is added to Section 2.7 entitled “Prepayments and Payments” as follows:
“(c) Excess Cash Prepayment. Upon the execution of Amendment No. 2 by all parties, Borrower shall make a mandatory prepayment on the Term Loans from the Borrower’s excess cash in the amount of $8,000,000 (“Excess Cash Prepayment”), such payment to be made to the Agent for the account of the Lenders in accordance with their Applicable Percentages, and to be applied by each Lender to reduce the principal balance of such Lender’s Term Loan. By their execution of Amendment No. 2, each Lender agrees that any Breakage Fees which would otherwise apply to their portion of the Excess Cash Prepayment are hereby waived.”
2.9 The existing Section 2.7(a) entitled “Optional Prepayments” is revised to add the following as the last sentence thereof:
“The proceeds of any optional prepayments on the Term Loans paid to or for the account of the Lenders shall be applied by the Lender entitled thereto on the applicable Indebtedness hereunder, without any premium or penalty (except for applicable Breakage Fees), first to accrued interest, fees and expenses payable on the Term Loans, then to principal of the Term Loans in either the chronological order of the scheduled maturities thereof or the inverse order of the scheduled maturities thereof as so directed by Borrower.”

2.10 The existing Section 6.16 entitled “Minimum Net Worth” is deleted in its entirety and replaced with the following:
“6.16 Minimum Net Worth. The Borrower will not permit the Consolidated Net Worth of the Borrower and its Subsidiaries, as of December 31, 2009 to be less than the amount (“Base Amount”) computed as the actual Consolidated Net Worth reflected in Borrower’s audited financial statements for the year ended December 31, 2009 less Three Million Dollars, or be less than the then applicable Base Amount as of the end of each fiscal quarter thereafter. The initial Base Amount will remain in effect until December 31, 2010. The Base Amount will be increased annually, as of each December 31, commencing December 31, 2010, by adding to the Base Amount then in effect 50% of Borrower’s Consolidated Net Income for the fiscal year of Borrower ending on such date. This covenant will be tested quarterly as of the end of each fiscal quarter of Borrower commencing March 31, 2010. No decrease in the Base Amount will be made for any Consolidated Net Loss incurred by Borrower and its Subsidiaries.”
2.11 The existing Exhibits C and D entitled “Term Note” and “Compliance Certificate” are hereby deleted and replaced with Exhibit C and Exhibit D, respectively, attached hereto.
2.12 The existing Schedule 2.1 entitled “Lenders’ Commitments” is hereby deleted in its entirety and replaced with Schedule 2.1 attached hereto.
3. Reaffirmations.
3.1 The Borrower hereby reaffirms the Loan Documents to which it is a party and agrees that such Loan Documents, as amended hereby, remain in full force and effect.
3.2 By their signatures below, each of the Guarantors specifically consents to each of the Amendments herein and reaffirms the continuing effectiveness of its Guaranty and the Loan Documents to which it is a party, as amended hereby.

4. Other.
4.1 This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same agreement. This Amendment, to the extent signed and delivered by means of a facsimile machine or e-mail scanned image, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail scanned image to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or by e-mail as a defense to the formation of a contract and each party forever waives such defense.
4.2 This Amendment shall be governed by and construed under the internal laws of the State of New York, as the same may be in effect from time to time, without regard to principles of conflicts of law.
4.3 Borrower shall take such other and further acts, and deliver to the Agent and the Lenders such other and further documents and agreements, as the Agent shall reasonably request in connection with the transactions contemplated hereby.
[Signature Page Follows]

The Borrower, the Agent and the Lenders have caused this Amendment to be duly executed as of the date shown at the beginning of this Amendment.

ASTRONICS CORPORATION

By:
David C. Burney
Vice President — Finance and Treasurer

HSBC BANK USA, NATIONAL ASSOCIATION
as Agent, a Lender, Swingline Lender and Issuing Bank

By:
Mark F. Zeis, Senior Vice President

BANK OF AMERICA, N.A., as a Lender

By:
Michael R. Nowicki, Senior Vice President

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:
Mark F. Wachowiak, Vice President
Consented to, and Agreed, as of the date of this Amendment by the following Guarantors:

ASTRONICS ADVANCED ELECTRONICS SYSTEMS CORP.

By:
David C. Burney, Treasurer

LUMINESCENT SYSTEMS, INC.

By:
David C. Burney, Treasurer

D M E CORPORATION

By:
David C. Burney, Treasurer

EXHIBIT C
TERM NOTE

$	Buffalo, New York December_____, 2009
FOR VALUE RECEIVED, the undersigned, ASTRONICS CORPORATION (“Borrower”) hereby unconditionally promises to pay to the order of                      (“Lender”), at the Commercial Banking Department Office of the Agent (as defined in the Credit Agreement as hereinafter defined) at One HSBC Center, Buffalo, New York 14203, or at Lender’s option, at such other place as may be designated from time to time by the Lender, the principal sum of                      Dollars ($                    ) in lawful money of the United States of America, in seventeen (17) consecutive quarterly installments of principal as follows: One (1) quarterly principal installment of $                     on January 1, 2010, followed by eleven (11) equal consecutive quarterly principal installments of $                     each commencing on April 1, 2010, and payable on the first day of each July, October, January and April thereafter, to and including October 1, 2012, followed by four (4) equal consecutive quarterly principal installments of $                     each payable on the first day of January, April, July and October in 2013, and one (1) final installment on January 30, 2014 in an amount equal to the then unpaid principal balance hereof, together with interest as provided below.
The Borrower further promises to pay interest on the unpaid principal amount hereof from time to time at the rates and on the dates determined in accordance with the provisions of an Amended and Restated Credit Agreement dated as of January 30, 2009 among the Borrower, HSBC Bank USA, National Association, as agent, for itself, the Lender, and the other lending institutions and issuing banks now or hereafter parties thereto, as the same has been and may hereafter be amended, supplemented, renewed, replaced or otherwise modified (“Credit Agreement”). All capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Credit Agreement.
After maturity, whether by acceleration or otherwise, this Note shall bear interest at a rate per annum equal to two percent (2%) plus the rate of interest otherwise applicable on this Note; provided, however, in no event shall the rate of interest on this Note exceed the maximum rate authorized by applicable law.
The holder hereof is authorized to inscribe on the schedule attached to this Note or any continuation thereof (“Schedule”) the amount of each repayment of principal, the amount and, the date of the continuation or conversion of any Libor Loan or ABR Loan, and the dates on which each Interest Period shall begin and end. Each entry on the Schedule shall be prima facie evidence of the facts so set forth. No failure by the holder to make, and no error by the holder in making, any inscription on the Schedule shall affect the undersigned’s obligation to repay the full principal amount advanced by the holder to or for the account of the undersigned or the undersigned’s obligation to pay interest thereon at the agreed upon rate.
If any installment of this Note is not paid when due, whether because such installment becomes due on a Saturday, Sunday or bank holiday or for any other reason, the Borrowers will pay interest thereon at the aforesaid rate until the date of actual receipt of such installment by the holder of this Note.

No failure by the holder hereof to exercise, and no delay in exercising, any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the holder of any right or power hereunder preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the holder as herein specified are cumulative and not exclusive of any other rights or remedies which the holder may otherwise have.
No modification, rescission, waiver, release or amendment of any provision of this Note shall be made except by a written agreement subscribed by duly authorized officers of the Borrowers and the holder hereof.
This Note is a Term Note as referred to in the Credit Agreement, to which reference is hereby made with respect to interest rate provisions, mandatory and voluntary prepayment provisions, prepayment premiums, collateral and rights of acceleration of the principal hereof on the occurrence of certain events. This Term Note is given in substitution and replacement for, but not in payment of, a Term Note dated January 30, 2009 issued by the Borrower to the Lender in the face principal amount of $                    .
Borrower hereby waives diligence, presentment, protest and demand, and also notice of protest, demand, dishonor and nonpayment of this Note.
Borrower agrees to pay all costs and expenses incurred by the holder in enforcing this Note or in collecting the indebtedness evidenced hereby, including, without limitation, if the holder retains counsel for any such purpose, reasonable attorneys’ fees and expenses.
This Note shall be construed under, and governed by, the internal laws of the State of New York without regard to principles of conflicts of laws.

ASTRONICS CORPORATION

By:
David C. Burney Vice President — Finance and Treasurer

SCHEDULE
LOANS, RATE OPTIONS AND PAYMENTS OF PRINCIPAL

AMOUNT OF
LOAN
	DATE LOAN	MADE,			AMOUNT OF	AGGREGATE
	MADE, CONTINUED	CONTINUED	INTEREST		PRINCIPAL	UNPAID	NOTATION
TYPE OF	OR	OR	PERIOD	DUE	PAID OR	PRINCIPAL	MADE BY
LOAN	CONVERTED	CONVERTED	DATES	DATE	PREPAID	BALANCE	AND DATE

EXHIBIT D
COMPLIANCE CERTIFICATE
ASTRONICS CORPORATION (“Borrower’) hereby certifies to HSBC BANK USA, NATIONAL ASSOCIATION (“HSBC Bank”) as Agent and the Lenders pursuant to an Amended and Restated Credit Agreement between the Borrower and the Agent and the Lenders dated as of January 30, 2009, as amended (“Agreement”), that:
1. Capitalized terms not defined herein shall have the meanings set forth in the Agreement.
2. The Borrower has complied with all the terms, covenants and conditions to be performed or observed by it contained in the Agreement and the Loan Documents.
3. There exists no Default or Event of Default or Material Adverse Effect on the date hereof or, if applicable, after giving effect to the Loan made, continued or converted on the date hereof.
4. The representations and warranties contained in the Agreement, in any Loan Document or in any certificate, document or financial or other statement furnished at any time thereunder are true, correct and complete in all material respects with the same effect as though such representations and warranties had been made on the date hereof, except to the extent that any such representation and warranty relates solely to an earlier date (in which case such representation and warranty shall be true, correct and complete on and as of such earlier date).
5. There is no unsatisfied reimbursement obligation of the Borrower in connection with any Letter of Credit.
6. As of the date hereof and for the period ending date set forth below, the computations, ratios and calculations set forth in this Certificate are true and correct:
Period Ending Date:

§6.13 Minimum Fixed Charge Coverage Ratio

Consolidated Fixed Charge Coverage Ratio	= :1.0

Required:
§6.14 Maximum Capital Expenditures

Consolidated Capital Expenditures	$

Required: $10,000,000

§6.15 Maximum Leverage Ratio

Consolidated Leverage Ratio	= :1.0

Required:

§6.16 Minimum Net Worth

Consolidated Net Worth	$

Required: $ increased by 50% of Consolidated Net Income after 12/31/09
WITNESS the signature of a duly authorized officer of the Borrower on  _____, 20_.

ASTRONICS CORPORATION

By

Name:
Title:

SCHEDULE 2.1
LENDERS’ COMMITMENTS

	Revolving Credit	Term Credit	Total	Applicable
Lender	Commitments	Commitments *	Commitments	Percentage

HSBC Bank USA, N.A.	$14,411,764.71	$10,705,882.35	$25,117,647.06	41.176470588%
Bank of America, N.A.	$14,411,764.71	$10,705,882.35	$25,117,647.06	41.176470588%
KeyBank National Association	$6,176,470.58	$4,588,235.30	$10,764,705.88	17.647058823%

Total	$35,000,000.00	$26,000,000.00	$61,000,000.00	1.00000%
Applicable Lending Offices:

Lender	Domestic Lending Office	Libor Lending Office
HSBC Bank USA, National	One HSBC Center	One HSBC Center
Association	Buffalo, NY 14203	Buffalo, NY 14203

Bank of America, N.A.	2001 Clayton Road	2001 Clayton Road
	Concord, CA 94520	Concord, CA 94520
	Attn: Anna Maria Finn	Attn: Anna Maria Finn
	Credit Service Rep.	Credit Service Rep.

KeyBank National Association	50 Fountain Plaza, 17th Floor	50 Fountain Plaza, 17th Floor
	Buffalo, NY 14202	Buffalo, NY 14202
ISSUING BANK’S COMMITMENT

Letter of Credit
Issuing Bank	Commitment

HSBC Bank USA, National Association	$20,000,000

*	After application of the $8,000,000 Excess Cash Prepayment required under Amendment No. 2